UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 23, 2016

HANMI FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-30421	95-4788120
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3660 Wilshire Boulevard, Penthouse Suite A Los Angeles, California		90010
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (213) 382-2200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) On March 23, 2016, the Board of Directors of Hanmi Financial Corporation, a Delaware corporation (the “Company”) adopted an amendment and restatement of the Company’s bylaws (the “Second Amended and Restated Bylaws”). The Second Amended and Restated Bylaws were effective upon approval by the Board. The Second Amended and Restated Bylaws were adopted to implement the following primary changes:

•	Change advance notice for proposed business and stockholder director nominations from 60-90 days to 90-120 days to allow the Board and Company more time to review and respond to stockholder proposals and nominations;

•	Mandate a separation between the Chairman of the Board and the Chief Executive Officer in line with long-held board practices;

•	Create separate positions for President and Chief Executive Officer although a single officer is permitted to serve in both roles; and

•	Include new interested director’s provision to provide guidance on situations where conflicts may exist.

The Second Amended and Restated Bylaws also include non-substantive changes and other technical changes intended to update or clarify certain provisions.

The foregoing description is only a summary of certain changes made to the Company’s Bylaws and is qualified in its entirety by reference to the Second Amended and Restated Bylaws, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

3.1	Second Amended and Restated Bylaws of Hanmi Financial Corporation, adopted March 23, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 29, 2016	HANMI FINANCIAL CORPORATION

	By:	/s/ C. G. Kum
C. G. Kum
President and Chief Executive Officer